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                                                                         220-958

                            ARTICLES OF INCORPORATION
                     For use by Domestic Profit Corporations
           (Please read information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

The name of the corporation is:

Western Automotive, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan:




ARTICLE III

The total authorized shares:

1.       Common Shares     60,000

         Preferred Shares

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

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ARTICLE IV

1.       The address of the registered office is:

         19th Floor, One Woodward Avenue, Detroit, Michigan 48226

2. The mailing address of the registered office if different than above:



3. The name of the resident agent at the registered office is: John R. Nicholson, Esq.

ARTICLE V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name                                               Resident or Business Address

John R. Nicholson, Esq.                     19th Floor, One Woodward Avenue
                                                     Detroit, Michigan 48226

ARTICLE VI (Optional.  Delete if not applicable)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII (Optional.  Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporation action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.




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Use space below for additional Articles or for continuation of previous
Articles. Please identify any Article being continued or added. Attach additional pages if needed.





I, the incorporator sign my name this 17th day of January, 1995.



/s/          John R. Nicholson, Esq.
--------------------------------------------------------------

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          CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
            For use by Domestic Profit and Nonprofit Corporations
          Please read information and instructions on the last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.        The present name of the corporation is: Western Automotive, Inc.

2.        The identification number assigned by the Bureau is: 220-958

3. The location of the registered office is: 19th Floor, One Woodward Avenue, Detroit, Michigan 48226

4. Article I of the Articles of Incorporation is hereby amended to read as follows::

          The name of the corporation is: Adwest Western Automotive, Inc.


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5.       COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS
         CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

         a.         |X|        The foregoing amendment to the Articles of
                           Incorporation was duly adopted on the _____ day of __________, 19__, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

                    Signed this __________ day of ____________________, 19_____

         ----------------------------------    --------------------------------
                  (Signature)                       (Signature)

         ----------------------------------    --------------------------------
                  (Type or Print Name)              (Type or Print Name)

         ----------------------------------    --------------------------------
                  (Signature)                       (Signature)

         ----------------------------------    --------------------------------
                  (Type or Print Name)              (Type or Print Name)

         b.         |X|       The foregoing amendment to the Articles of
                              Incorporation was duly adopted on the 2nd day of January, 1997. The amendment: (check one of the following)

                    | | was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

                    | | as duly adopted by the written consent of all directors pursuant to Section 525 of the Ac wt and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

                    | | was duly by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

                    | | was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                           Signed this 27th day of January, 1997

                           By    /s/ Alan Symonds
                             -------------------------------------------------
                                    President